UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2014

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
A special meeting of the stockholders (the “Special Meeting”) of Inland Diversified Real Estate Trust, Inc. (the “Company”) was held on June 24, 2014 in Oak Brook, Illinois. A total of 70,956,817 shares were represented in person or by valid proxy at the Special Meeting, which constituted a quorum. A summary of the voting results for the following proposals, each of which is described in detail in the joint proxy statement/prospectus dated May 2, 2014 and first mailed to the Company’s stockholders on or about May 9, 2014, is set forth below:
Approval of Merger
Stockholders of the Company approved the merger of the Company with and into KRG Magellan, LLC, a wholly owned subsidiary of Kite Realty Group Trust (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of February 9, 2014, by and among Kite Realty Group Trust, KRG Magellan LLC and the Company, and other transactions contemplated thereby. The votes cast were as follows:

FOR	AGAINST	ABSTAIN
66,905,254	2,748,580	1,302,983
Approval of Adjournments
Stockholders of the Company approved one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to approve the Merger. The votes cast were as follows:

FOR	AGAINST	ABSTAIN
66,266,955	2,868,664	1,821,198
However, the proposal to approve the adjournment of the Special Meeting was deemed moot because there were sufficient votes at the time of the Special Meeting to approve the Merger.
Item 8.01    Other Events.
On June 24, 2013, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	June 24, 2014	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 24, 2014.

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